EXHIBIT 99.1

At Sunrise Telecom Incorporated

Paul Marshall

Acting Chief Financial Officer

(408) 363-8000

For Immediate Release

Sunrise Telecom Reports Financial Results:

38% Sales Growth Compared with First Quarter 2002

SAN JOSE, CA, April 24, 2003—Sunrise Telecom Incorporated (Nasdaq: SRTI), a leading provider of service verification equipment for telecommunications and cable networks, today reported financial results for the first quarter ended March 31, 2003.

During the first quarter of 2003:

•	Quarterly net sales increased over the same quarter in the previous year for the first time since the first quarter of 2001.

•	Net sales increased 38% to $11.9 million from $8.6 million in the first quarter of 2002 and decreased 28% from $16.5 million in the fourth quarter of 2002.

•	Positive cash flow from operations was $ 1.4 million.

•	Net loss was $1.2 million on a pro forma basis and $2.0 million on a GAAP (“Generally Accepted Accounting Principles”) basis. See the Summary of Financial Results for a discussion of pro forma and GAAP presentation.

•	Diluted net loss per share was $0.02 on a pro forma basis and $0.04 on a GAAP basis.

“Consistent with seasonal trends, first quarter sales were down from the preceding quarter,” stated Paul Chang, Chief Executive Officer. “However, for the first time in eight quarters, quarterly sales exceeded those of the same quarter in the previous year.”

Chang continued, “We reached several key product milestones in the first quarter. Our Sunset OCx optical handheld SONET test set is now standardized at every major domestic local exchange carrier. Also, during the quarter, we acquired GIE GmbH, adding important RF and wireless technology to our product portfolio. With these new assets, Sunrise penetrates significant new addressable markets in which to create shareholder value. Moreover, the GIE acquisition gives us an office in Germany, leveraging our sales effectiveness in this significant market.”

“Our R&D teams continue to introduce new products. New modules in the MTT family are improving the market position of this popular field-tester. Also, further progress was made on our STT product on all fronts. The STT gives our customers an important new tool in maintaining the optical central office of the future,” Chang concluded.

Added Paul Marshall, Acting Chief Financial Officer, “Sunrise has maintained a solid balance sheet and proven performance record, both of which provide reassurance to customers in a time when the overall industry is suffering. We are beginning the second quarter with a backlog of $2.0 million. The telecom market experiences continued softness while our customers in the cable market are giving us more conservative buying indications as they come to grips with managing their debt load.”

Conference Call

A conference call is scheduled for today at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time), during which President and Chief Executive Officer, Paul Chang, and Acting Chief Financial Officer, Paul Marshall, will present an overview of results for the quarter and discuss ongoing guidance. To listen to the call, please dial (800) 915-4836 at least 5 minutes prior to the start. This call will also be web cast by CCBN and can be accessed through the Investor Relations section of the Sunrise Telecom web site at www.sunrisetelecom.com through May 8, 2003. The web cast will also be distributed over CCBN’s Investor Distribution Network to both institutional and individual investors.

SUMMARY OF FINANCIAL RESULTS

(In thousands, except per share data)

	For the Three Months Ended
	March 31, 2003	December 31, 2002	March 31, 2002
GAAP basis:
Net sales	$11,858	$16,461	$8,649
Operating loss	$(3,481)	$(109)	$(5,166)
Net loss	$(2,035)	$(6)	$(3,972)
Diluted EPS	$(0.04)	$0.00	$(0.08)
Pro forma:
Operating income (loss)	$(2,073)	$1,059	$(4,011)
Net income (loss)	$(1,176)	$694	$(3,048)
Diluted EPS - Pro forma	$(0.02)	$0.01	$(0.06)
Shares outstanding (diluted)	49,507	49,459	50,325
Shares outstanding (diluted)-for pro forma	49,507	49,779	50,325

The differences between the GAAP and non-GAAP (“pro forma”) financial measures are due to the exclusion of amortization of acquisition related intangible assets and stock-based compensation in the non-GAAP measures. Sunrise Telecom believes that the presented non-GAAP financial measures, by excluding stock-based compensation and acquisition-related expenses that will not result in future cash outflows, provide useful information for understanding and forecasting its core operating results and its ability to generate operating cash flows in the future. A reconciliation of the non-GAAP financial measures used in this release to the most directly comparable financial measures calculated and presented in accordance with GAAP is presented at the end of this release.

ABOUT SUNRISE TELECOM INCORPORATED

Sunrise Telecom manufactures and markets service verification equipment to pre-qualify, verify, and diagnose telecommunications, cable TV, and Internet networks. Sunrise Telecom’s products offer broad functionality, leading-edge technology, and compact size to test a variety of new broadband services; these include wireline access (including DSL); fiber optics, cable TV, cable modem, and signaling networks. The products are designed to maximize technicians’ effectiveness in the field and to provide realistic network simulations for equipment manufacturers to test their products. The company was founded in 1991 and is based in San Jose, California. Sunrise Telecom distributes its products through a network of sales representatives, distributors, and a direct sales force throughout six continents. For more information, visit the company’s website at www.sunrisetelecom.com.

Sunrise Telecom and SUNSET are registered trademarks of Sunrise Telecom Incorporated. All other trademarks mentioned in this document are the property of their respective owners.

Forward-Looking Statements

This press release contains forward-looking statements, including future earnings guidance, within the meaning of Section 21 E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are made pursuant to safe harbor provisions and are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected. Specific factors that may cause results to differ include the following: quarterly fluctuations in our operating results; our ability to manage growth and slowdowns; unanticipated delays in product delivery schedules; deferred or lost sales resulting from our lengthy sales cycle; slower than anticipated or poor integration of the operations of acquired entities and businesses, including but not limited to the operations of GIE GmbH; unanticipated difficulties associated with international operations and expansion in Germany; slower than anticipated wireless or RF product development or acceptance; increased competitive pressures; rapid technological change within the telecommunications industry; our dependence on a limited number of major customers; our dependence on limited source suppliers; a sustained downturn in demand for our products; a sustained slowdown in the growth of the telecommunications industry; and the loss of key personnel. The matters discussed in this press release also involve risks and uncertainties described from time to time in our reports filed with the Securities and Exchange Commission, including, but not limited to, our Form 10-K for the year ended December 31, 2002. We assume no obligation to update the forward-looking statements included in this press release.

-Financial Tables Below-

SUNRISE TELECOM INCORPORATED

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except share and per share data)

	March 31, 2003	December 31, 2002
ASSETS
Current assets:
Cash and cash equivalents	$37,660	$36,440
Marketable securities	—	1,023
Accounts receivable, net	10,030	13,019
Inventories	9,744	8,143
Prepaid expenses and other assets	602	708
Income taxes receivable	1,188	348
Deferred tax assets	5,025	4,746

Total current assets	64,249	64,427
Property and equipment, net	28,162	28,126
Restricted cash	106	106
Goodwill	12,674	12,656
Intangible assets, net	8,002	8,754
Deferred tax assets	2,086	2,331
Loan to related party	1,054	1,051
Other assets	1,557	1,470

Total assets	$117,890	$118,921

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Short-term borrowings and current portion of notes payable	$349	$410
Accounts payable	2,170	1,869
Other accrued expenses	8,793	8,296
Deferred revenue	1,004	1,081

Total current liabilities	12,316	11,656

Notes payable, less current portion	1,303	1,177
Deferred revenue	285	314
Other liabilities	4	5
Stockholders’ equity:
Common stock, $0.001 par value per share; 175,000,000 shares authorized; 51,346,839 and 51,233,309 shares issued as of March 31, 2003 and December 31, 2002, respectively; 49,591,139 and 49,477,609 shares outstanding as of March 31, 2003 and December 31, 2002, respectively	50	49
Additional paid-in capital	67,999	68,462
Deferred stock-based compensation	(1,628)	(2,124)
Retained earnings	37,123	39,158
Accumulated other comprehensive income	438	224

Total stockholders’ equity	103,982	105,769

Total liabilities and stockholders’ equity	$117,890	$118,921

SUNRISE TELECOM INCORPORATED

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

	Three Months Ended March 31,
	2003	2002
Net sales	$11,858	$8,649
Cost of sales (excluding amortization of deferred stock-based compensation of $71 and $72, respectively)	4,060	2,932
Amortization of deferred stock-based compensation	71	72

Gross profit	7,727	5,645

Operating expenses:
Research and development (excluding amortizationof deferred stock-based compensation of $185 and $200, respectively)	4,393	3,873
Selling and marketing (excluding amortization of deferred stock-based compensation of $157 and $161, respectively)	4,214	3,762
General and administrative (excluding amortization of acquisition-related intangible assets (excluding goodwill) and of deferred stock-based compensation of $995 and $722, respectively)	1,264	2,093
Amortization of acquisition-related intangible assets (excluding goodwill)	878	630
Amortization of deferred stock-based compensation	459	453

Total operating expenses	11,208	10,811

Loss from operations	(3,481)	(5,166)
Other income, net	145	201

Loss before income taxes	(3,336)	(4,965)
Income tax benefit	(1,301)	(993)

Net loss	$(2,035)	$(3,972)

Loss per share:
Basic	$(0.04)	$(0.08)

Diluted	$(0.04)	$(0.08)

Shares used in per share computation:
Basic	49,507	50,325

Diluted	49,507	50,325

SUNRISE TELECOM INCORPORATED

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO GAAP FINANCIAL MEASURES

(In thousands, except per share data)

	For the Three Months Ended
	March 31, 2003	December 31, 2002	March 31, 2002
Operating loss – GAAP basis	$(3,481)	$(109)	$(5,166)
Add back certain expenses:
Amortization of acquisition-related intangible assets (excluding goodwill)	878	874	630
Stock-based compensation	530	294	525

Operating income (loss) – Pro forma	$(2,073)	$1,059	$(4,011)

Net loss – GAAP basis	$(2,035)	$(6)	$(3,972)
Add back certain expenses, net of tax:
Amortization of acquisition-related intangible assets (excluding goodwill)	536	524	504
Stock-based compensation	323	176	420

Net income (loss) – Pro forma	$(1,176)	$694	$(3,048)

Diluted loss per share – GAAP basis	$(0.04)	$0.00	$(0.08)
Add back certain expenses – per share, net of tax:
Amortization of acquisition-related intangible assets (excluding goodwill)	0.01	0.01	0.01
Stock-based compensation	0.01	0.00	0.01

Diluted earnings (loss) per share – Pro forma	$(0.02)	$0.01	$(0.06)

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